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                                                                    Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

                                              CONTACT:
                                              David H. Li
                                              Director of Investor Relations
                                              Cabot Microelectronics Corporation
                                              630/499-2600


               CABOT MICROELECTRONICS CORPORATION FORMS STRATEGIC
                     ALLIANCE WITH NANOPRODUCTS CORPORATION

AURORA, Illinois - July 1, 2004 - Cabot Microelectronics Corporation (NASDAQ:
CCMP), the leading supplier of chemical mechanical planarization (CMP) polishing slurries to the semiconductor industry, announced today that it has entered into a strategic alliance with NanoProducts Corporation, a privately-held technology leader in nanoscale particles and related nanotechnology products. As part of the alliance, Cabot Microelectronics and NanoProducts will collaborate to develop nanoscale powders and particles for use in fine finish polishing applications, including CMP slurries. In addition, Cabot Microelectronics has obtained a minority equity stake in NanoProducts for an investment of $3.75 million in the company.

The alliance significantly strengthens a joint development relationship between the parties that has been ongoing since 2002, and provides that NanoProducts will work exclusively with Cabot Microelectronics in developing its technology in the area of CMP. The agreement has an initial term of three years, and is renewable.

"We believe that engineered nanoparticles and powders, which are distinctive in their ability to be customized to deliver unique performance attributes, will play a significant role in our next generation products," stated William P. Noglows, Chairman and Chief Executive Officer of Cabot Microelectronics. "We are delighted to launch a strategic alliance with NanoProducts that optimizes the combination of NanoProducts' innovative technology, and Cabot Microelectronics' world class technology, resources and infrastructure to deliver significant additional value to our customers and provide us with a competitive edge. Our strategic investment in NanoProducts affords us the opportunity to partner with a company that has developed unique, compelling technology and intellectual property in nanomaterials that can assist us in meeting the technology challenges and quality requirements of the semiconductor industry, furthering our leadership position in CMP slurries, and providing unique abrasive capabilities for other fine finish polishing applications."

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"We are thrilled about our strategic alliance with Cabot Microelectronics,"
stated Tapesh Yadav, Ph.D., NanoProducts' President and Chief Executive Officer. "Cabot Microelectronics' leadership position in CMP slurries, and preeminent research and development resources and technology infrastructure, combined with our unique nanomaterials technology, should provide an exceptional platform from which to develop a pipeline of innovative solutions for the CMP industry."

ABOUT NANOTECHNOLOGY

Nanotechnology is the science of fabricating materials with atomic or molecular scale precision. Materials with minimum feature sizes of less than 100 nanometers (nm) are considered to be products of nanotechnology. A nanometer is one billionth of a meter and is the unit of length that is generally most appropriate for describing the size of single molecules. Nanotechnology can be used to manufacture tailor-made products with unique performance attributes.

ABOUT CABOT MICROELECTRONICS

Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the leading supplier of CMP slurries for polishing various materials used in semiconductor manufacturing processes. The company's products play a critical role in the production of the most advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Mr. David H. Li, Director of Investor Relations at 630.499.2600.

ABOUT NANOPRODUCTS

NanoProducts Corporation, based in Longmont, Colorado, serves customers in the emerging nanotechnology marketplace with a unique portfolio of products and solutions. NanoProducts uses a platform of patented technologies and proprietary know-how to create and supply nanomaterials with unique performance attributes. The company's products are currently being qualified and adopted by innovation-driven market leaders in coatings, additives for polymers and plastics, personal care, catalysts, pigments, health care, electronics, information management and optical products. The company owns over 40 granted patents and an additional 40 pending patents on various nanotechnologies. For more information about NanoProducts, visit www.nanoproducts.com or contact Dr. Elizabeth Dohe, Director of Customer Services at 970.535.0629 Ext 240.

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SAFE HARBOR STATEMENT

The statements contained in this news release include statements that constitute "forward-looking statements" within the meaning of federal securities regulations. These forward-looking statements include statements related to future sales, future benefits of the alliance, company and industry growth and trends, the future role of nanoparticles in company research and development and CMP products, new product introductions and development of new products and technologies by Cabot Microelectronics. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the Securities and Exchange Commission (SEC), that could cause the actual results to differ materially from those described by these forward-looking statements. In particular, see "Risks Relating to our Business" in Management's Discussion and Analysis in our quarterly report on Form 10-Q for the quarter ended March 31, 2004, and our Annual Report on Form 10-K for the fiscal year ended September 30, 2003, filed with the SEC. Cabot Microelectronics Corporation assumes no obligation to update this forward-looking information.